Exhibit 1.

From: Tom Coyle
Sent: Thursday, August 06, 2009 3:01 PM
To: GDonaldson (via email)
Cc: Robert Barandes
Subject: Resignation from Versadial Board

Geoff,

I am sending this as a formal communication advising that I find it necessary for personal reasons to resign from the board of directors of Versadial effective immediately.

Sincerely,

Tom Coyle